UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following correspondence was disseminated to certain Gannett Co., Inc. employees on May 10, 2019.

We received at company headquarters a package addressed to you that contains the WHITE voting instruction form(s) you’ll need to vote your shares held in the Gannett 401(k) plan on the election of directors and other proposals being considered at our 2019 annual meeting.  The package also contains our 2019 proxy statement and 2018 annual report.  We assume, therefore, that you have not received those materials and have been unable to vote your shares.

As described in the attached message that you received earlier today, the election of directors at this year’s annual meeting is critically important to the future of our company, and we have arranged with our proxy solicitor, Innisfree, to set up a dedicated toll-free line, 877-456-3510, to help employees vote their shares.

If you have not received any WHITE voting instruction forms (which you can use to vote your shares by telephone or Internet), Innisfree can use its best efforts to arrange for a replacement form to be emailed to you.  To get a replacement form, please call the dedicated toll-free line listed above.  You will need to provide the following information:

●	Your email address
●	Your name as shown the account
●	The amount of shares held in your account
●	Your account number

Remember, there are two separate funds in the Gannett 401(k) plan that hold Gannett shares.  If you have accounts in each fund, you will need to provide the foregoing information with respect to each account, and you will receive a separate voting instruction form for each account.

For your convenience, copies of our proxy statement and annual report are available at the following links:

●	2019 proxy statement
●	2018 annual report

Other information relevant to the 2019 annual meeting is available here on the Investor Relations page of our corporate website.

We urge you to vote “FOR ALL” of the company’s nominees on the WHITE voting instruction form before voting closes.  Please note that the deadline for voting your 401(k) shares is 11:59 pm on Monday, May 13.  You may not vote any of your 401(k) shares in person at the Annual Meeting. Since your vote is important, we urge you to vote now to ensure your 401(k) shares are represented.

Sincerely,

Dave Harmon
Chief People Officer